EXHBIT 99.1

For Release
 April 26, 2012
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports First Quarter 2012 Results
Record Quarterly Revenues up 29% Year-over-Year and 3% sequentially
Record 1st Quarter Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA up 49% Year-over-Year
EPS (excluding acquisition related expenses) $0.18 vs. $0.09 in the 1st Quarter of 2011

CALABASAS, Calif., April 26, 2012 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Life Sciences, Healthcare, Physician, and Information Technology and Engineering, today reported results for the quarter ended March 31, 2012.

First Quarter 2012 Highlights
-	Revenues for the first quarter of 2012 were $167.1 million, up 29% year-over-year and up 3% from the preceding quarter.

-	Gross Margin was 32.9% compared with 33.3% in the first quarter of 2011.

-	Adjusted EBITDA (a non-GAAP measurement defined below) was $15.7 million, up 49% year-over-year.

-	Adjusted EBITDA margin (Adjusted EBITDA as a % of revenues) for the quarter was 9.4% compared with 8.1% in the first quarter of 2011.

-	Net Income was $5.4 million, or $0.14 per diluted share. Excluding acquisition related expenses (net of tax) net income was $6.8 million or $0.18 per diluted share.

-	Announced the proposed acquisition of Apex Systems.

-	March monthly consolidated revenues highest in history of the firm.

Commenting on the results for the first quarter, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We had an excellent first quarter of 2012.  Each of our four operating segments generated double-digit revenue growth year-over-year. We also maintained strong gross margins and expense controls, such that our 29% revenue growth translated into 49% growth in Adjusted EBITDA and 100% growth in earnings per share when excluding acquisition expenses.”

Dameris concluded, “During the first quarter, we also announced a milestone transaction in the proposed acquisition of Apex Systems, one of the largest and fastest-growing IT staffing firms in the United States.  This acquisition will create one of the largest professional staffing firms and the country’s second-largest IT staffing firm, with pro forma 2011 revenues of $1.3 billion.  We are excited about the opportunities this combination brings to us and look forward to continued strong growth as we complete the transaction, expected during the second quarter of 2012.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “We achieved record first Quarter Adjusted EBITDA and Adjusted EBITDA margin. Consolidated gross margin was 32.9% in the first quarter of 2012, while IT and Engineering gross margin was 34.8%, Life Sciences gross margin was 33.5%, Healthcare gross margin was 27.7% and Physician staffing gross margin was 31.1%.”

First Quarter 2012 Results

For the first quarter of 2012, consolidated revenues were $167.1 million, up 29.1% year-over-year and up 3.3% on a sequential basis.  The Company had net income of $5.4 million, or $0.14 per diluted share. Excluding acquisition related expenses (net of tax) net income was $6.8 million, or $0.18 per diluted share, compared with $3.5 million, or $0.09 per diluted share in the first quarter of 2011.

The IT and Engineering segment revenues were $78.8 million, up 31.0% from the first quarter of 2011 and 10.6% from the fourth quarter of 2011.  Life Sciences segment revenues were $41.4 million, up 25.5% from the first quarter of 2011 and 1.1% from the fourth quarter of 2011.  Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $22.9 million, up 15.3% from the first quarter of 2011 and down 11.8% from the fourth quarter of 2011.  Nurse Travel revenues were $10.3 million, compared with $9.7 million in the first quarter of 2011 and $13.8 million in the fourth quarter of 2011, which included $2.3 million of revenue generated from supporting a customer that experienced labor disruption during that quarter.  Allied Healthcare revenues were $12.6 million, up 23.9% from the first quarter of 2011 and up 3.2 % from the fourth quarter of 2011.  Physician segment revenues were $24.1 million, up 45.8% from the first quarter of 2011 and up 1.6% from the fourth quarter of 2011.

SG&A increased by $4.9 million over the fourth quarter, primarily due to acquisition related expenses of $2.5 million and higher branch office expenses, mainly commissions on the higher revenue levels and headcount additions to support anticipated high growth in certain segments.  This increase was partially offset by a $0.7 million decrease in equity based compensation.  Capital expenditures were $2.1 million, amortization of intangibles was $0.6 million and depreciation was $1.4 million.

Second Quarter 2012 Financial Estimates

On Assignment is providing financial estimates for the quarter ending June 30, 2012 on a standalone basis excluding any contribution from Apex Systems. Based on revenues in the first four weeks of the second quarter of 2012 and taking into account the Company’s normal seasonal operating patterns, the Company’s financial estimates for the quarter are as follows:

•	Revenues of $177 million to $180 million
•	Gross Margin of approximately 33%
•
SG&A of approximately $44.3-$44.7 million which excludes any acquisition related expenses but includes depreciation of approximately $1.6 million, amortization of approximately $0.6 million and approximately $2.1 million in equity-based compensation expense

•	Adjusted EBITDA of $18.0 million to $19.1 million
•	Net income of $7.6 million to $8.2 million
•	Earnings per diluted share of $0.20 to $0.22

The estimates assume year over-year-revenue growth in the low 30% range for IT and Engineering, the mid 20% range for Life Sciences, the mid-teens for Healthcare and the mid 40% range for Physician Staffing.  The estimates above assume no deterioration in the staffing markets On Assignment serves and do not include the impact of the acquisition of Apex Systems which is expected to close during the second quarter.

Upon consummation of the acquisition of Apex Systems, On Assignment will provide updated financial estimates for the quarter ending June 30, 2012. The Company is also reiterating its financial estimates for the second half of 2012, including contributions from Apex Systems. Taking the acquisition into account as well as the Company’s normal seasonal operating patterns, the Company’s financial estimates for the second half of 2012 are as follows:

•	Revenues of $775 million to $805 million
•	Gross margin of approximately 30% to 31%
•	SG&A of approximately $167 million to $178 million1
•	Adjusted EBITDA as a percentage of revenue 10% to 11%1 2 4
•	Tax Rate of 41% to 41.5%
•	Adjusted net income per diluted share of $0.50 to $0.601 4
•	Cash earnings per diluted share of $0.77 to $0.881 2 3 4
•	Fully diluted shares outstanding of 54,385,000

1 Excludes transaction related costs
2 Excludes stock-based compensation expense
3 Excludes amortization of intangibles and includes all tax benefits from section 338(h)10 election
4 Excludes write-offs of deferred financing fees

On Assignment will hold its quarterly conference call to discuss its first quarter 2012 financial results this afternoon, Thursday, April 26, 2012 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 837-4158 or (281) 913-8521 ten minutes before the call. The conference ID number is 73460659. A replay of the conference call can be accessed from approximately 5:30 p.m. Pacific Time Thursday, April 26, 2012 through Friday, May 4, 2012 by dialing (855) 859-2056 or (404) 537-3406 with the conference ID number 73460659.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NASDAQ: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing life sciences, healthcare, and technology sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 76 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium.  Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs), Cash earnings per diluted share (net income plus the after tax impact of transaction related costs, write off of deferred financing expenses, stock based compensation expense, amortization expense and the tax benefits related section 338(h)10 elections),and Adjusted net income (Net Income plus acquisition related expenses net of tax). These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2012.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 14, 2012.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31,		December 31,
	2012	2011	2011

Revenues	$167,078	$129,438	$161,790
Cost of services	112,030	86,284	108,161
Gross profit	55,048	43,154	53,629
Selling, general and administrative expenses	45,101	36,755	40,160
Operating income	9,947	6,399	13,469
Interest expense	(702)	(730)	(711)
Interest income	1	17	―
Income before income taxes	9,246	5,686	12,758
Income tax provision	3,863	2,522	5,257
Net income	$5,383	$3,164	$7,501

Earnings per share
Basic	$0.14	$0.09	$0.20
Diluted	$0.14	$0.08	$0.20

Number of shares and share equivalents used to calculate earnings per share:
Basic	37,269	36,623	36,903
Diluted	38,154	37,429	37,773

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	March 31,		December 31,
	2012	2011	2011
Revenues:
Life Sciences	$41,351	$32,957	$40,921

Healthcare Staffing	22,879	19,844	25,927

Physician Staffing	24,089	16,518	23,712

IT and Engineering	78,759	60,119	71,230
Consolidated revenues	$167,078	$129,438	$161,790

Gross profit:
Life Sciences	$13,839	$11,270	$13,618

Healthcare Staffing	6,340	5,627	7,395

Physician Staffing	7,499	5,299	7,132

IT and Engineering	27,370	20,958	25,484
Consolidated gross profit	$55,048	$43,154	$53,629

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	March 31,		December 31,
	2012	2011	2011
Cash provided by operations	$6,901	$5,778	$8,365
Capital expenditures	2,119	2,650	2,365

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	March 31,		December 31,
	2012	2011	2011	1
Cash and cash equivalents	$17,685	$15,821	$17,739
Accounts receivable, net	102,026	74,924	93,925
Goodwill and intangible assets, net	260,626	246,985	260,431
Total assets	419,989	376,179	411,538
Current portion of long-term debt	5,000	5,000	5,000
Total current liabilities	62,541	54,899	56,409
Long-term debt	75,500	73,500	81,750
Other long-term liabilities	25,932	23,159	26,636
Stockholders’ equity	256,016	224,621	246,743

1Goodwill and intangible assets, net, Total assets and Other long-term liabilities reflect retrospective measurement period adjustments related to the Valesta acquisition.

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31, 2012 (1)		March 31, 2011 (1)		December 31, 2011
Net income	$5,383	$0.14	$3,164	$0.08	$7,501	$0.20
Interest expense, net	701	0.02	713	0.02	711	0.02
Income tax provision	3,863	0.10	2,522	0.07	5,257	0.14
Depreciation	1,430	0.04	1,548	0.04	1,594	0.04
Amortization of intangibles	634	0.02	416	0.01	713	0.02
EBITDA	12,011	0.31	8,363	0.22	15,776	0.42
Equity-based compensation	1,191	0.03	1,625	0.04	1,843	0.05
Acquisition costs expensed	2,492	0.07	552	0.01	64	0.00
Adjusted EBITDA	$15,694	$0.41	$10,540	$0.28	$17,683	$0.47

Weighted Average Common and Common Equivalent Shares Outstanding	38,154		37,429		37,773

(1)	Column does not foot due to rounding

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED NET INCOME AND EARNINGS PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31, 2012		March 31, 2011		December 31, 2011
Net income	$5,383	$0.14	$3,164	$0.08	$7,501	$0.20
Acquisition related expenses, net of tax	1,451	0.04	307	0.01	38	0.00
Adjusted net income	$6,834	$0.18	$3,471	$0.09	$7,539	$0.20

Weighted Average Common and Common Equivalent Shares Outstanding	38,154		37,429		37,773

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	June 30, 2012
Net income	$7,600	$8,200
Interest expense	700	700
Income tax provision	5,400	5,900
Depreciation and amortization	2,200	2,200
EBITDA	15,900	17,000
Equity-based compensation	2,100	2,100
Adjusted EBITDA	$18,000	$19,100

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS (Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel		Total Healthcare		Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q1 2012	$41,351	$12,561	$10,318		$22,879		$24,089	$78,759	$167,078
Q4 2011	$40,921	$12,166	$13,761		$25,927		$23,712	$71,230	$161,790
% Sequential Change	1.1%	3.2%	(25.0%	)	(11.8%	)	1.6%	10.6%	3.3%
Q1 2011	$32,957	$10,140	$9,704		$19,844		$16,518	$60,119	$129,438
% Year-over-Year Change	25.5%	23.9%	6.3%		15.3%		45.8%	31.0%	29.1%

Gross Margins:
Q1 2012	33.5%	32.2%	22.3%		27.7%		31.1%	34.8%	32.9%
Q4 2011	33.3%	32.2%	25.3%		28.5%		30.1%	35.8%	33.1%
Q1 2011	34.2%	31.3%	25.2%		28.4%		32.1%	34.9%	33.3%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	March 31, 2012	December 31, 2011
Percentage of revenues:
Top ten clients	9.2%	8.3%
Direct hire/conversion	3.1%	2.8%

Bill rate:
% Sequential change	1.9%	1.6%
% Year-over-year change	4.9%	5.2%

Bill/Pay spread:
% Sequential change	2.3%	0.9%
% Year-over-year change	4.9%	5.3%

Average headcount:
Contract professionals (CP)	4,941	5,001
Staffing consultants (SC)	871	855

Productivity:
Gross profit per SC	$63,000	$63,000